POWER OF ATTORNEY

Know all men and women by these presents, that the

undersigned hereby authorizes each of

Timothy Conley, CFO of

Tumbleweed Communications Corp., a Delaware corporation (the "Company");


Bernard J. Cassidy, Secretary of the Company;
James J. MacDonald,

Assistant Secretary of the Company;
Eileen Jachimowicz, Stock Plan

Administrator of the Company.

and the successor in office of each
of
them, to execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or an officer of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the
United States Securities and Exchange Commission pursuant to Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company.


The undersigned hereby
grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such acts and things lawfully performed or caused to be performed by each such attorney-in-fact by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each such above-mentioned attorney-in-fact, is serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This power of Attorney shall
remain in full force and effect
until the undersigned is no longer
required to file Forms 3, 4, and 5 with
respect to the undersigned's
holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this
4th day of April 2006.

/s/ Daniel G. Greenberg